Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     Seacoast Financial Services Corporation
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               (Exact name of issuer as specified in its charter)


        Massachusetts                                  04-1659040
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


791 Purchase Street, New Bedford, Massachusetts             02740
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   (Address of principal executive offices)               (Zip Code)


          Compass Bank for Savings Executive Deferred Compensation Plan
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                           (Full title of the plan)


                               Kevin G. Champagne
                      President and Chief Executive Officer
                     Seacoast Financial Services Corporation
                               791 Purchase Street
                        New Bedford, Massachusetts 02740
                                 (508) 984-6000
--------------------------------------------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                         Carol Hempfling Pratt, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

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
                         CALCULATION OF REGISTRATION FEE
======================================================================================================

                              Amount        Proposed Maximum      Proposed Maximum        Amount of
Title of Securities            to be         Offering Price       Aggregate Offering      Registration
 to be Registered           Registered        Per Share (2)          Price (2)               Fee
------------------------------------------------------------------------------------------------------
Common Stock                100,000
(par value $.10)            shares (1)          $10.00               $1,000,000             $278.00
------------------------------------------------------------------------------------------------------


       (1) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Compass Bank for Savings Executive Deferred Compensation Plan (the "Plan").

       (2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee and is equal to the average of the high and low sale prices of the Company's common stock reported on the Nasdaq National Market System on March 4, 1999.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R.
Section 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

     1. Annual Report on Form 10-K of Seacoast Financial Services Corporation (the "Company") for the fiscal year ended October 31, 1998, filed with the Securities and Exchange Commission (the "Commission") on January 29, 1999.

     2. Company's Current Report on Form 8-K filed with the Commission on December 17, 1998 and amended on February 9, 1999.

     3. Company's Current Report on Form 8-K filed with the Commission on February 9, 1999.

     4. The description of the Company's Common Stock contained in the Company's Form 8-A filed with the Commission on November 18, 1998 including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws (the "MGL") authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Articles of Organization of the Company provide that each Director of the Company and each officer appointed or elected by the Board of Directors of the Company shall be indemnified by the Company to the extent permitted by law against any expenses incurred by such person in connection with any proceeding in which he or she is involved as a result of (i) his or her serving or having served as a Director, officer or employee of the Company, (ii) his or her serving or having served as a Director, officer or employee of any of the Company's wholly owned subsidiaries or (iii) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Company. The Board of Directors may, in its discretion, indemnify non-officer employees of the Company. In accordance with Massachusetts law, the Articles also provide that no indemnification shall be provided with respect to a matter as to which the indemnitee shall have been determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses.

     The Articles of Organization also provide that no Director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability. However, in conformity with Section 13(b) (1-1/2) of Chapter 156B of the MGL, a Director shall be liable (i) for any breach of the Director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the MGL or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

     The effect of these provisions would be to permit indemnification by the Company for liabilities arising out of the Securities Act.

     Section 67 of Chapter 156B of the MGL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors and officers liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts or omissions of such directors or officers in their capacity as directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Articles of Organization or By-Laws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1 Common Stock Certificate of Seacoast Financial Services Corporation, incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-52889, as initially filed with the Commission on May 15, 1998, and subsequently amended.

23.1 Consent of Arthur Andersen LLP

24.1 Power of Attorney (contained on the signature page)

99.1 Compass Bank for Savings Executive Deferred Compensation Plan, incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-52889, as initially filed with the Commission on May 15, 1998 and subsequently amended.

Item 9.  Undertakings.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
        10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Bedford, Massachusetts, on February 25, 1999.


                                      SEACOAST FINANCIAL SERVICES CORPORATION



                                      By: /s/ Kevin G. Champagne
                                          -------------------------------------
                                          Kevin G. Champagne
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kevin G. Champagne and Francis S. Mascianica, Jr. and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                                  Date
---------                                -----                                                  ----
/s/ KEVIN G. CHAMPAGNE               President, Chief Executive Officer                      February 25, 1999
--------------------------------     and Director (Principal Executive Officer)
    Kevin G. Champagne


/s/ FRANCIS S. MASCIANICA, JR.       Vice President and Treasurer (Principal                 February 25, 1999
--------------------------------     Financial and Accounting Officer)
    Francis S. Mascianica, Jr.



--------------------------------     Director                                                February __, 1999
   Manuel G. Camacho


/s/ DAVID P. CAMERON                                                                         February 25, 1999
--------------------------------     Director
   David P. Cameron



                                      -6-




Signature                                Title                                                  Date
---------                                -----                                                  ----

/s/ HOWARD C. DYER, JR.
--------------------------------     Director                                                February 25, 1999
   Howard C. Dyer, Jr.


/s/ MARY F. HEBDITCH
--------------------------------     Director                                                February 25, 1999
   Mary F. Hebditch



--------------------------------     Director                                                February ___, 1999
   Glen F. Johnson


/s/ THORNTON P. KLAREN, JR.
--------------------------------     Director                                                February 25, 1999
   Thornton P. Klaren, Jr.


/s/ J. LOUIS LEBLANC
--------------------------------     Director                                                February 25, 1999
   J. Louis LeBlanc


/s/ FREDERIC D. LEGATE
--------------------------------     Director                                                February 25, 1999
   Frederic D. Legate


/s/ REALE J. LEMIEUX
--------------------------------     Director                                                February 25, 1999
   Reale J. Lemieux


/s/ A. WILLIAM MUNRO
--------------------------------     Director                                                February 25, 1999
   A. William Munro


/s/ CARL RIBEIRO
--------------------------------     Director                                                February 25, 1999
   Carl Ribeiro


/s/ JOSEPH H. SILVERSTEIN
--------------------------------     Director                                                February 25, 1999
   Joseph H. Silverstein


/s/ GERALD H. SILVIA
--------------------------------     Director                                                February 25, 1999
   Gerald H. Silvia


                                  EXHIBIT INDEX
                                  -------------


4.1 Common Stock Certificate of Seacoast Financial Services Corporation, incorporated by reference from the Registrant's Registration Statement on Form S-1, Registration No. 333-52889, as initially filed with the Commission on May 15, 1998, and subsequently amended.

23.1  Consent of Arthur Andersen LLP

24.1  Power of Attorney (contained on the signature page)

99.1 Compass Bank for Savings Executive Deferred Compensation Plan, incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-52889, as initially filed with the Commission on May 15, 1998 and subsequently amended.